iShares Trust
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)						Aggregate
Aggregate	 Purchase 	Total
				Underwriter 		Principal Principal
Price 	Commission
		Date of	Date of	From Whom	Affiliated	Amount	Amount
Per Share 	Paid to
Series	Issuer	Offering	Purchase	Purchased	Underwriter
of Offering	Purchased	 (USD) 	Affiliate
224	The City of New York, General Obligation Bonds, Fiscal 2015 (Series 1)
06/03/15	06/03/15	J.P. MORGAN SECURITIES LLC	PNC
$316,690,000	$100,000	$111.34

225	The City of New York, General Obligation Bonds, Fiscal 2015 (Series 1)
06/03/15	06/03/15	J.P. MORGAN SECURITIES LLC	PNC
$316,690,000	$100,000	$113.59

224	The City of New York, General Obligation Bonds, Fiscal 2016 Series A
08/03/15	08/03/15	SIEBERT, BRANDFORD, SHANK & CO., INC	PNC
$645,765,000	$100,000	$108.45

225	The City of New York, General Obligation Bonds, Fiscal 2016 Series A
08/03/15	08/03/15	SIEBERT, BRANDFORD, SHANK & CO., INC	PNC
$645,765,000	$150,000	 $116.22

260	The City of New York, General Obligation Bonds, Fiscal 2016 Series A
08/03/15	08/03/15	SIEBERT, BRANDFORD, SHANK & CO., INC	PNC
$645,765,000	$200,000	 $118.63